NEWS RELEASE

The Hartford Announces Expanded Roles For CIO Deepa Soni And John Kinney, Head Of Claims & Operations

Bill Bloom, head of claims, operations, technology, data and analytics, to retire later this year

HARTFORD, Conn., July 1, 2021 – The Hartford expanded roles for two executives, Deepa Soni and John Kinney, who will report directly to The Hartford’s Chairman and CEO Christopher Swift effective Aug. 2. Soni, the company’s chief information officer, now oversees Technology, Data, Analytics & Information Security. Kinney’s responsibilities were recently broadened to include Operations in addition to his role overseeing Claims. Soni and Kinney are succeeding Bill Bloom, who will retire later this year as head of Claims, Operations, Technology, Data and Analytics.

“Over the past several years, The Hartford has pursued an aggressive technology agenda, expanding digital capabilities, simplifying processes and platforms, and applying data and analytics to enhance products and services,” Swift said. “Deepa has elevated our technology capabilities through an emphasis on agile approaches, cloud-based digital platforms, automation and advanced data and analytics. John is a proven leader who can deliver a truly differentiating end-to-end customer experience with our united Claims and Operations organization.”

Soni joined The Hartford in September 2019 after growing her career in the banking sector. As the chief information officer, she has been responsible for the enterprise’s information technology applications, infrastructure and architecture. Kinney joined The Hartford in 2003 and has overseen the company’s claims organization since 2013. Prior to that, he led the company’s property and casualty field claims organization. Kinney is the company’s executive sponsor of the Black Insurance Professionals Network.

Mary Nasenbenny succeeds Kinney as chief claims officer and is now a member of The Hartford’s Executive Leadership Team. Since joining the company in 1999, Nasenbenny has held leadership positions across Claims, most recently leading the company’s Workers’ Compensation/Group Benefits Claims and Health Services Teams.

Since rejoining The Hartford in 2014, Bloom has led the transformation of the company’s Operations, Technology, Data and Analytics capabilities. Bloom was a strong advocate for talent development and served as the executive sponsor of the Professional Women’s Network employee resource group.

Swift added, “Bill oversaw the implementation of a robust investment agenda that has dramatically enhanced our ability to win business, and efficiently and profitably serve our customers. He has provided thoughtful and strategic counsel, and we are grateful for his leadership and value the many contributions he has made to the company.”

About The Hartford
The Hartford is a leader in property and casualty insurance, group benefits and mutual funds. With more than 200 years of expertise, The Hartford is widely recognized for its service excellence, sustainability practices, trust and integrity. More information on the company and its financial performance is available at https://www.thehartford.com. Follow us on Twitter at @TheHartford_PR.

The Hartford Financial Services Group, Inc., (NYSE: HIG) operates through its subsidiaries under the brand name, The Hartford, and is headquartered in Hartford, Connecticut. For additional details, please read The Hartford’s legal notice.

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Some of the statements in this release may be considered forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. We caution investors that these forward-looking statements are not guarantees of future performance, and actual results may differ materially. Investors should consider the important risks and uncertainties that may cause actual results to differ. These important risks and uncertainties include those discussed in our 2020 Annual Report on Form 10-K, subsequent Quarterly Reports on Forms 10-Q, and the other filings we make with the Securities and Exchange Commission. We assume no obligation to update this release, which speaks as of the date issued.

From time to time, The Hartford may use its website and/or social media outlets, such as Twitter and Facebook, to disseminate material company information. Financial and other important information regarding The Hartford is routinely accessible through and posted on our website at https://ir.thehartford.com, Twitter account at www.twitter.com/TheHartford_PR and Facebook at https://facebook.com/thehartford. In addition, you may automatically receive email alerts and other information about The Hartford when you enroll your email address by visiting the “Email Alerts” section at https://ir.thehartford.com.

Media Contact:	Investor Contact:
Matthew Sturdevant	Susan Spivak Bernstein
860-547-8664	860-547-6233
matthew.sturdevant@thehartford.com	susan.spivak@thehartford.com

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